UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2022

Permian Resources Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-37697	47-5381253
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 N. Marienfeld St., Ste 1000 Midland, Texas	79701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (432) 695-4222

Centennial Resource Development, Inc.

1001 Seventeenth Street, Suite 1800

Denver, Colorado 80202

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	PR	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

On September 1, 2022 (the “Closing Date”), Permian Resources Corporation, a Delaware corporation (formerly known as Centennial Resource Development, Inc.) (the “Company”), consummated the previously announced merger contemplated by the Business Combination Agreement, dated as of May 19, 2022 (the “Business Combination Agreement”), by and among the Company, Centennial Resource Production, LLC, a Delaware limited liability company (“OpCo”), Colgate Energy Partners III, LLC, a Delaware limited liability company (“Colgate”), and, solely for purposes of the specified provisions therein, Colgate Energy Partners III MidCo, LLC, a Delaware limited liability company (the “Colgate Unitholder”), pursuant to which OpCo merged with and into Colgate (the “Merger”), with OpCo continuing as the surviving entity (the “Surviving Company”) in the Merger as a subsidiary of the Company.

Pursuant to the terms of the Business Combination Agreement, at the effective time of the Merger (the “Effective Time”), (a) all membership interests of OpCo, issued and outstanding immediately prior to the Effective Time, were converted into a number of validly issued, fully paid and nonassessable (except as limited by the Delaware Limited Liability Company Act) units in the Surviving Company (“Surviving Company Units”) equal to the number of shares of our Class A common stock, par value $0.0001 per share (“Class A Common Stock”), that were outstanding immediately prior to the Effective Time after giving effect to the transactions contemplated by the Business Combination Agreement, including the Merger (the “Transactions”), and the Company remained as the manager of the Surviving Company, and (b) all of the Colgate Unitholder’s sole membership interest in Colgate was exchanged for 269,300,000 shares of our Class C common stock, par value $0.0001 per share (“Class C Common Stock” and, together with the Class A Common Stock, “Common Stock”), 269,300,000 additional Surviving Company Units and $525,000,000 of cash. Immediately following the Merger, OpCo changed its name to Permian Resources Operating, LLC.

The Company’s stockholders immediately prior to the closing of the Transactions (the “Closing”) continue to hold their shares of Class A Common Stock. As a result of the Transactions, immediately following the Closing, (a) our current stockholders own 100% of our outstanding Class A Common Stock and approximately 52% of our total outstanding Class A Common Stock and Class C Common Stock taken together, (b) the Company and its wholly owned subsidiary, CRP Holdco Corp., collectively own approximately 52% of the Surviving Company, and (c) designees of the Colgate Unitholder own approximately 48% of the Surviving Company, 100% of our outstanding Class C Common Stock and approximately 48% of our total outstanding Class A Common Stock and Class C Common Stock taken together. Following the Transactions, there were 288,003,831 shares of Class A Common Stock outstanding and 269,300,000 shares of Class C Common Stock outstanding. As discussed below, the Company’s stockholders approved the adoption of the A&R Charter (as defined below) to, among other things, increase the authorized shares of (a) Class A Common Stock for issuance from 600,000,000 to 1,000,000,000 and (b) Class C Common Stock for issuance from 20,000,000 to 500,000,000.

In connection with the filing of the A&R Charter, the Company changed its name from “Centennial Resource Development, Inc.” to “Permian Resources Corporation” (the “Name Change”). Unless the context otherwise requires, “Centennial” refers to the registrant prior to the Closing and “we,” “us,” “our,” and the “Company” refer to the registrant and its subsidiaries following the Closing.

The Class A Common Stock began trading under the new symbol “PR” on the NASDAQ Capital Market LLC (“NASDAQ”) at the start of trading on September 2, 2022. The Company expects the listing of its Class A Common Stock to be transferred to the New York Stock Exchange (“NYSE”) on September 12, 2022 (the “Listing Transfer”), with the Class A Common Stock retaining the same ticker symbol “PR.” The Class A Common Stock will be delisted from NASDAQ in connection with the Listing Transfer. Our Class C Common Stock and the Surviving Company Units will not be listed on either NASDAQ or the NYSE or any other national securities exchange.

Item 1.01.	Entry into a Material Definitive Agreement.

Registration Rights Agreement

On the Closing Date, the Company entered into the Registration Rights Agreement (the “Registration Rights Agreement”), by and among the Company and each of the parties listed on the signature pages thereto (each such party, a “Holder” and collectively, the “Holders”).

The Registration Rights Agreement requires the Company to (a) register for resale (i) shares of Class A Common Stock issuable upon the redemption or exchange of the Surviving Company Units and corresponding shares of Class C Common Stock in accordance with the A&R LLC Agreement (as defined below), (ii) any outstanding shares of Class A Common Stock or any other equity security (including the shares of Class A Common Stock issued or issuable upon the exercise of any other equity security) of the Company held by a Holder as of the Effective Time, and (iii) any other equity security of the Company issued or issuable with respect to any such share of Class A Common Stock by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization (collectively, the “Registrable Securities”), and (b) within five business days following the Closing Date, file with the U.S. Securities and Exchange Commission (“SEC”) a registration statement registering the resale of all Registrable Securities permitted to be registered for resale from time to time.

The Holders will also receive certain “piggyback” registration rights to participate in underwritten offerings of the Company, subject to customary exceptions, and rights to demand certain underwritten offerings.

Pursuant to the Registration Rights Agreement, the Holders have, subject to limited exceptions, agreed to a lock-up on their respective shares of Common Stock, Surviving Company Units (including the shares of Class A Common Stock issuable upon exchange of the Surviving Company Units in accordance with the A&R LLC Agreement) and any securities convertible into, exercisable for, exchangeable for or that represent the right to receive shares of Common Stock (collectively, the “Lock-Up Securities”), pursuant to which such parties will not transfer such Lock-Up Securities until March 1, 2023, subject to certain customary exceptions.

The foregoing description of the Registration Rights Agreement is a summary only and is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Sixth Amended and Restated Limited Liability Company Agreement of the Surviving Company

In connection with the Transactions, at the Effective Time, the Fifth Amended and Restated Limited Liability Company Agreement of OpCo, dated as of October 11, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, together with all schedules, exhibits and annexes thereto) was amended and restated in its entirety to, among other things, recapitalize the authorized equity securities of the Surviving Company (including the reclassification of all membership interests of OpCo into Surviving Company Units, with the rights, preferences and obligations set forth therein), permit the issuance and ownership of the Surviving Company Units as contemplated by the Transactions, with the rights, preferences, and obligations set forth therein and admit the Colgate Unitholder as a member of the Surviving Company (as amended and restated, the “A&R LLC Agreement”). Pursuant to the A&R LLC Agreement, each member of OpCo (other than the Company and CRP Holdco Corp.) has the right to cause OpCo to redeem all or a portion of its Surviving Company Units in exchange for, at the Surviving Company’s option, (i) an equal number of shares of Class A Common Stock or (ii) a cash amount, to be determined based on the volume weighted average price of a share of Class A Common Stock on NASDAQ or such stock exchange that the Company’s Class A Common Stock is then listed for the five trading days ending on, and including, the date on which such redeeming member delivers notice to OpCo of such member’s intention to redeem all or a portion of its Surviving Company Units, equal to the market value of an equal number of shares of Class A Common Stock.

The foregoing description of the A&R LLC Agreement is a summary only and is qualified in its entirety by reference to the A&R LLC Agreement, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Supplemental Indentures

In connection with the Transactions, on the Closing Date, the Company, OpCo, Colgate and certain subsidiaries of OpCo and Colgate entered into (i) a supplemental indenture with Computershare Trust Company, N.A., as trustee (the “Colgate Trustee”), pursuant to which OpCo has agreed to assume all of the obligations of Colgate, and the Company and each of OpCo’s subsidiaries have agreed to guarantee such obligations, under that certain indenture, dated as of January 27, 2021 relating to Colgate’s 7.75% Senior Notes due 2026 in an aggregate principal amount of approximately $300 million and (ii) a supplemental indenture with the Colgate Trustee pursuant to which OpCo has agreed to assume all of the obligations of Colgate, and the Company and each of OpCo’s subsidiaries have agreed to guarantee such obligations, under that certain indenture, dated as of June 30, 2021 relating to Colgate’s 5.875% Senior Notes due 2029 in an aggregate principal amount of approximately $700 million.

Additionally, in connection with the Transactions, following the Effective Time, the Company, OpCo and each of OpCo’s subsidiaries entered into (i) a second supplemental indenture to that certain Indenture, dated March 19, 2021 by and between OpCo and UMB Bank, N.A., as trustee (the “Trustee”), as supplemented by that certain First Supplemental Indenture, dated March 19, 2021, by and among OpCo, the guarantors party thereto and the Trustee (as so supplemented, the “Exchangeable Notes Indenture”), pursuant to which the subsidiaries of OpCo acquired in connection with the Transactions (collectively, the “New Subsidiary Guarantors”) have each agreed to guarantee the obligations under the Exchangeable Notes Indenture; (ii) a second supplemental indenture to that certain Indenture, dated November 30, 2017, by and among OpCo, the guarantors party thereto and the Trustee, as supplemented by that certain First Supplemental Indenture, dated May 22, 2020, by and between the Company and the Trustee (as so supplemented, the “5.375% Notes Indenture”), pursuant to which the New Subsidiary Guarantors have agreed to guarantee the obligations under the 5.375% Notes Indenture; and (iii) a second supplemental indenture to that certain Indenture, dated March 15, 2019, by and among OpCo, the guarantors party thereto and the Trustee, as supplemented by that certain First Supplemental Indenture, dated May 22, 2020, by and between the Company and the Trustee (as so supplemented, the “6.875% Notes Indenture”), pursuant to which the New Subsidiary Guarantors have agreed to guarantee the obligations under the 6.875% Notes Indenture.

As a result of the supplemental indentures entered into in connection with the Transactions and as described in this section, on the Closing Date, the senior notes described above became pari passu senior unsecured debt of OpCo, which is guaranteed on a senior unsecured basis by the Company and each of OpCo’s subsidiaries.

The foregoing description of the supplemental indentures entered into by the Company, OpCo and certain of the Company’s subsidiaries does not purport to be complete and is qualified in its entirety by reference to the supplemental indentures, which are attached hereto as Exhibits 4.1, 4.2, 4.3, 4.4 and 4.5 and are incorporated herein by reference.

First Amendment to the Third Amended and Restated Credit Agreement

As previously disclosed, on July 15, 2022, the Company, OpCo and certain of the Company’s subsidiaries entered into the Limited Consent and Waiver and First Amendment to the Third Amended and Restated Credit Agreement (the “First Amendment”), which amended that certain Third Amended and Restated Credit Agreement, dated as of February 18, 2022, by and among OpCo, the Company, each of the lenders and guarantors from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Credit Agreement”). On September 1, 2022, upon the closing of the Transactions and the fulfilment of certain other conditions specified in the First Amendment, the First Amendment became effective (the “First Amendment Effective Time”). At the First Amendment Effective Time, the Company was released from its guarantee of the Credit Agreement and certain of the Company’s subsidiaries agreed to guarantee the obligations under the Credit Agreement.

In addition, at the First Amendment Effective Time, the Credit Agreement’s (i) aggregate elected commitments increased from $750,000,000 to $1,500,000,000, (ii) borrowing base increased from $1,150,000,000 to $2,500,000,000 and (iii) aggregate maximum revolving credit amount increased from $1,500,000,000 to $3,000,000,000.

The foregoing description of the First Amendment entered into by the Company, OpCo and certain of the Company’s subsidiaries does not purport to be complete and is qualified in its entirety by reference to the Limited Consent and Waiver and First Amendment to the Third Amended and Restated Credit Agreement, which is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on July 21, 2022, and is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the Introductory Note is incorporated into this Item 2.01 by reference.

On the Closing Date, the Company completed the Transactions. At the Closing, pursuant to the Business Combination Agreement, the limited liability company interests in Colgate converted into the right to receive an aggregate of (a) 269,300,000 shares of Class C Common Stock, (b) 269,300,000 Surviving Company Units and (c) $525,000,000 of cash.

The foregoing description of the Business Combination Agreement and the Transactions is a summary only and is subject to, and qualified in its entirety by reference to, the full text of the Business Combination Agreement, a copy of which was filed with the SEC on May 19, 2022 as Exhibit 2.1 to the Company’s Current Report on Form 8-K/A.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The disclosure set forth in Item 1.01 under the headings “Supplemental Indentures” and “First Amendment to the Third Amended and Restated Credit Agreement” is incorporated by reference into this Item 2.03.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Transactions, the Company provided written notice to NASDAQ of the consummation of the Merger and its intention to voluntarily withdraw the listing of its Class A Common Stock from NASDAQ and list its Class A Common Stock on the NYSE.

The Company also changed its name to Permian Resources Corporation, and its Class A Common Stock began trading under the ticker symbol “PR,” on September 2, 2022 on NASDAQ. The new CUSIP number for the Class A Common Stock following the Transactions (including the Name Change) is 71424F 105. The Company expects to transfer the listing of its Class A Common Stock to NYSE, on or about September 12, 2022, with the Class A Common Stock retaining the same “PR” ticker symbol.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure set forth in the Introductory Note, Item 1.01, and Item 2.01, insofar as it relates to the issuance of Surviving Company Units and shares of Class C Common Stock and the terms by which such Surviving Company Units and shares of Class C Common Stock may be redeemed or exchanged for shares of Class A Common Stock, is incorporated into this Item 3.02 by reference.

The issuance of Surviving Company Units and shares of Class C Common Stock were made in reliance on the exemption from registration requirements under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Directors

Effective as of the Closing Date, in connection with the Transactions, Steven J. Shapiro, Pierre F. Lapeyre, Jr., David M. Leuschen and Vidisha Prasad each resigned from the Board of Directors of Centennial (the “Centennial Board”). The resignations of Messrs. Shapiro, Lapeyre, Jr. and Leuschen and Ms. Prasad were not a result of any disagreement with the Company. Effective as of the Closing Date, the Centennial Board appointed William M. Hickey III, James H. Walter, William J. Quinn, Aron Marquez, Karan E. Eves and Steven D. Gray to the Board of Directors of the combined company (the “Board”) in addition to the current directors Maire A. Baldwin, Robert M. Tichio, Matthew G. Hyde, Jeffrey H. Tepper and Sean R. Smith. Biographical information for these individuals was set forth in the Company’s Current Report on Form 8-K filed with the SEC on August 22, 2022, which is incorporated herein by reference.

Independence of Directors

The Board has determined that each of Ms. Baldwin, Mr. Marquez, Mr. Hyde, Mr. Tepper, Ms. Eves and Mr. Gray are independent within the meaning of Nasdaq Rule 5605(a)(2), the NYSE listing rules following the Listing Transfer and the rules and regulations of the SEC (collectively, the “Independent Directors”).

Committees of the Board

As of and immediately following the Closing, the Board appointed the following directors to serve on the following committees:

•	Audit Committee: Jeffrey H. Tepper (Chair), Maire A. Baldwin, Karan E. Eves and Aron Marquez;

•	Compensation Committee: Maire A. Baldwin (Chair), Steven D. Gray, Matthew G. Hyde and Jeffrey H. Tepper; and

•	Nominating, Environmental, Social and Governance Committee: Matthew G. Hyde (Chair), Karan E. Eves, Steven D. Gray and Aron Marquez.

Mr. Tepper was appointed chairperson of the audit committee, Ms. Baldwin was appointed chairperson of the compensation committee and Mr. Hyde was appointed chairperson of the nominating, environmental, social and governance committee.

Compensation of Independent Directors

Messrs. Marquez, Hyde and Gray and Ms. Eves will be eligible to receive compensation in the same manner as the Company’s other current Independent Directors pursuant to the Company’s Non-Employee Director Compensation Program, which, effective as of the Closing Date, was amended and restated (as amended and restated, the “Fifth Amended and Restated Non-Employee Director Compensation Program”) to permit non-employee directors to elect to receive up to 100% of their annual retainers in the form of restricted stock rather than cash.

The foregoing description of the Fifth Amended and Restated Non-Employee Director Compensation Program is a summary only and is qualified in its entirety by reference to the Fifth Amended and Restated Non-Employee Director Compensation Program, a copy of which is attached as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Executive Officers

On the Closing Date, in connection with the Transactions, Sean R. Smith resigned as the Chief Executive Officer of the Company and Davis O. O’Connor resigned as the Executive Vice President and General Counsel of the Company.

In connection with the Transactions, effective as of the Closing Date, William M. Hickey III and James H. Walter were appointed by the Board to serve as Co-Chief Executive Officers of the Company. In addition, Sean R. Smith was appointed by the Board as the Executive Chairman of the Board of the Company.

Each of Mr. Hickey and Mr. Walter will be eligible (i) to receive compensation solely in performance stock units with no cash salary or bonus and (ii) for severance benefits upon a qualifying termination of employment under and subject to the terms of the Company’s Second Amended and Restated Severance Plan. In connection with their appointments, Messrs. Hickey and Walter were each granted an award of 1,787,843 performance stock units (the “Initial PSUs”) which are eligible to vest based on both the Company’s total shareholder return (“TSR”) relative to a designated peer group of companies and the Company’s absolute annualized TSR over specified performance periods. The Initial PSUs will be divided into three tranches, and the performance period for each tranche will commence on September 1, 2022 and will end on December 31, 2025, 2026 and 2027 for the first, second and third tranches, respectively. The Initial PSUs represent a three-year grant for Messrs. Hickey and Walter, and the Board and its committees do not intend to make any additional equity grants to either of the Co-Chief Executive Officers until the end of such three-year period.

Biographical information for each of the foregoing individuals is set forth in the Proxy Statement in the section entitled “Management After the Transactions,” which is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

At the Special Meeting of Centennial held on August 29, 2022 (the “Special Meeting”), as described below, the Centennial stockholders approved amending and restating the Third Amended and Restated Certificate of Incorporation of Centennial (as amended and restated, the “A&R Charter”) to, among other things, (i) increase the authorized number of shares of (A) Class A Common Stock for issuance from 600,000,000 to 1,000,000,000 and (B) Class C Common Stock for issuance from 20,000,000 to 500,000,000, (ii) allow stockholders of the Company to act by written consent, subject to certain limitations, and (iii) designate the Court of Chancery of the State of Delaware as the sole and exclusive forum for substantially all actions and proceedings that may be initiated by stockholders (the “A&R Charter Changes”).

On the Closing Date, the Company filed the A&R Charter with the Secretary of State of the State of Delaware to effect the (i) A&R Charter Changes and (ii) Name Change.

The material terms of the A&R Charter Changes and the general effect upon the rights of holders of the Company’s capital stock are described in Item 5.07 of the Company’s Current Report on Form 8-K filed with the SEC on August 29, 2022 under “The A&R Charter Proposals” which information is incorporated herein by reference.

The foregoing description of the A&R Charter is not complete and is subject to and qualified in its entirety by reference to the Company’s Fourth Amended and Restated Certificate of Incorporation, a copy of which is attached as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure

On September 1, 2022, the Company issued a press release announcing the Closing of the Transactions, a copy of which is furnished as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information contained in this Current Report on Form 8-K under Item 7.01 and set forth in the attached Exhibit 99.1 is deemed to be “furnished” solely pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(a)    Financial Statements.

•

Audited consolidated financial statements of Colgate Energy Partners III, LLC, as of and for the years ended December 31, 2021 and 2020, and the related notes to the consolidated financial statements, attached as Exhibit 99.2 hereto and are incorporated herein by reference;

•

Unaudited consolidated financial statements of Colgate Energy Partners III, LLC, as of June 30, 2022 and December 31, 2021 and for the three and six months ended June 30, 2022 and 2021, and the related notes to the consolidated financial statements, attached as Exhibit 99.3 hereto and are incorporated herein by reference;

•

Consolidated financial statements of Luxe Energy LLC and Subsidiaries at and for the year ended December 31, 2020, and the related notes to the financial statements, attached as Exhibit 99.4 hereto and are incorporated herein by reference; and

•

The Statement of Revenues and Direct Operating Expenses of Properties Acquired by Colgate Energy Partners III, LLC, for the year ended December 31, 2020 and the six months ended June 30, 2021, and the related notes to the financial statements, attached as Exhibit 99.5 hereto and are incorporated herein by reference.

(b)     Pro Forma Financial Information

•

Unaudited pro forma combined financial statements of the Company as of June 30, 2022 and for the six months ended June 30, 2022 and the year ended December 31, 2021, and the related notes to the pro forma combined financial statements, attached as Exhibit 99.6 hereto and are incorporated herein by reference.

(d)    Exhibits.

Exhibit No.	Description

3.1	Fourth Amended and Restated Certificate of Incorporation.

4.1	First Supplemental Indenture, dated as of September 1, 2022, by and among Centennial Resource Production, LLC (now known as Permian Resources Operating, LLC), Colgate Energy Partners III, LLC, the guarantors party thereto and Computershare Trust Company, N.A., as Trustee (7.75% Senior Notes due 2026).

4.2	First Supplemental Indenture, dated as of September 1, 2022, by and among Centennial Resource Production, LLC (now known as Permian Resources Operating, LLC), Colgate Energy Partners III, LLC, the guarantors party thereto and Computershare Trust Company, N.A., as Trustee (5.875% Senior Notes due 2029).

4.3	Second Supplemental Indenture, dated as of September 1, 2022, by and among Permian Resources Operating, LLC (formerly known as Centennial Resource Production, LLC), the guarantors party thereto and UMB Bank, N.A., as Trustee (5.375% Senior Notes due 2026).

4.4	Second Supplemental Indenture, dated as of September 1, 2022, by and among Permian Resources Operating, LLC (formerly known as Centennial Resource Production, LLC), the guarantors party thereto and UMB Bank, N.A., as Trustee (6.875% Senior Notes due 2027).

Exhibit No.	Description

4.5	Second Supplemental Indenture, dated as of September 1, 2022, by and among Permian Resources Operating, LLC (formerly known as Centennial Resource Production, LLC), the guarantors party thereto and UMB Bank, N.A., as Trustee (3.25% Exchangeable Senior Notes due 2028).

10.1	Registration Rights Agreement, dated as of September 1, 2022, by and among Permian Resources Corporation (formerly known as Centennial Resource Development, Inc.), Colgate Energy Partners III MidCo, LLC and each of the parties designated by Colgate Energy Partners III MidCo, LLC and listed on the signature pages thereto.

10.2	Sixth Amended and Restated Limited Liability Company Agreement of Permian Resources Operating, LLC (formerly known as Centennial Resource Production, LLC), dated as of September 1, 2022.

10.3	Fifth Amended and Restated Non-Employee Director Compensation Program of Permian Resources Corporation (formerly known as Centennial Resource Development, Inc.), dated as of September 1, 2022.

23.1	Consent of KPMG, LLP with respect to the specified financial statements of Colgate Energy Partners III, LLC and its subsidiaries.

23.2	Consent of KPMG, LLP with respect to the specified financial statements of Properties Acquired by Colgate Energy Partners III, LLC.

23.3	Consent of Ernst & Young LLP with respect to the specified financial statements of Luxe Energy LLC and Subsidiaries.

99.1	Press Release of Permian Resources Corporation, dated September 1, 2022.

99.2	Historical audited financial statements of Colgate Energy Partners III, LLC as of and for the years ended December 31, 2021 and 2020.

99.3	Historical unaudited consolidated financial statements of Colgate Energy Partners III, LLC as of June 30, 2022 and December 31, 2021 and for the three and six months ended June 30, 2022 and 2021.

99.4	Historical audited financial statements of Luxe Energy LLC and Subsidiaries, at December 31, 2020, and for the year ended December 31, 2020.

99.5	Statement of revenues and direct operating expenses of Properties Acquired by Colgate Energy Partners III, LLC for the year ended December 31, 2020 and six months ended June 30, 2021.

99.6	Unaudited pro forma combined financial statements of the Company as of June 30, 2022 and for the six months ended June 30, 2022 and for the year ended December 31, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERMIAN RESOURCES CORPORATION

Date: September 8, 2022

	By:	/s/ George S. Glyphis
George S. Glyphis
Executive Vice President and Chief Financial Officer